Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 2021, with respect to our audit of the consolidated financial statements of Enveric Biosciences, Inc. as of and for the year ended December 31, 2020.

/s/ Marcum LLP

East Hanover, New Jersey
January 20, 2023